Wizzard Closes Acquisition of Libsyn

Monday March 19, 1:15 pm ET

PITTSBURGH--(BUSINESS WIRE)--Wizzard Software (OTCBB:WIZD - News) announced today that it has closed its acquisition of Webmayhem, the parent company of Liberated Syndication (Libsyn), the new media company for people to host and distribute podcasts.

"We are excited to have closed the acquisition in order to begin collaborating to offer the best podcasting services with the widest catalog of content, as well as to expedite new business opportunities for our partners," said Chris Spencer, Chief Executive Officer of Wizzard. "Libsyn and Wizzard will together provide innovative and exciting services for our users that we believe will revolutionize the way online media is located and consumed. We look forward to working with independent and corporate podcast creators to harness the power of the internet to promote, broadcast and monetize their content."

"Wizzard's business expertise, speech technology leadership and resources will provide us with the opportunity to innovate and build the best, most powerful content delivery system on the Internet. In the coming months, we will roll out many new exciting features and programs to benefit the podcasting community," said Dave Chekan, co-founder of Libsyn. "Our podcasters will remain the most important part of Libsyn and we will continue to focus on the same mission we set out on nearly two years ago: to provide the best tools, services and business opportunities for our podcasting customers."

As a result of the acquisition, Alan Costilo, a long-time member of Wizzard's Board of Directors, resigned his seat on the Board on March 16th, 2007. As a result of Costilo's resignation, Wizzard's Board of Directors unanimously voted to elect Dave Mansueto from Libsyn to fill the vacancy.

"It has been an honor to serve on Wizzard's Board of Directors for the past five years and I am happy to step aside to make room for Mr. Mansueto," said Costilo. "I firmly believe Wizzard has a tremendous opportunity in podcasting and online media and I remain a strong supporter of Wizzard's management and business plan. I intend to remain close and do whatever I can to see this company succeed."

"I am proud to be a part of Wizzard's emergence as a leading new media company utilizing its speech technology to offer tremendous value to our customers, advertisers and viewers," said Dave Mansueto. "I am excited to join the Wizzard board of directors as we are in such a unique position to capitalize on the next step in the evolution of online media and I will do everything I can to help realize the Company's goals and objectives."

About Wizzard Media

Wizzard Media is the world's largest podcasting distribution company. Podcasts are a means for independent and professional content creators to publish audio and video shows for the world to enjoy over the Internet or on mp3 players, such as the Apple iPod. Podcasting is a relatively new phenomenon, but Wizzard Media collectively serves an impressive 60+ million podcast downloads per month through media aggregators like Apple's iTunes and other podcast directories. For more information, please visit http://www.wizzard.tv. Wizzard Media is a division of Wizzard Software (OTCBB:WIZD - News), a leader in speech recognition and text-to-speech technology development.

Legal Notice

Legal Notice Regarding Forward-Looking Statements: "Forward-Looking Statements" as defined in the Private Securities litigation Reform Act of 1995 may be included in this news release. These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future results or events. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with changes in general economic and

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